BY-LAWS

OF

<u>SUNCAST NETWORK, INC.</u>

Article I

Shareholders

Section 1. Time and Place of Meetings of Shareholders. Unless the time and place of the annual meeting of shareholders for the purpose of electing directors and transacting such other business as may be brought before the meeting are changed by the board of directors, as may be done from time to time, provided that all legal requirements for such change and notice to shareholders are observed, such annual meeting of shareholders of the corporation shall be held at the corporate offices of the corporation in the Village of Arlington Heights, and State of Illinois at 10:00 o'clock, a.m., on the second Tuesday in March in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Monday which is not a legal holiday. Special meetings of the shareholders may be called by the board of directors to be held at such time and place and for such purpose or purposes as are specified in such call or by the holders of not less than one-third of all of the outstanding shares of the capital shares of the corporation upon the filing with the secretary by such shareholders of a written application for such meeting stating the time and purpose of such. The board of directors shall designate the place at which special meetings of shareholders called by the shareholders shall be held. Neither the annual meeting nor any special meeting of shareholders need be held within the state of Delaware.

Section 2. Notice of Meetings of Shareholders. It shall be the duty of the secretary to cause notice of each annual or special meeting to be mailed to all shareholders of record as of the record date as fixed by the board of directors for the determination of shareholders entitled to vote at such meeting. Such notice shall indicate briefly the action to be taken at such meeting and shall be mailed to the shareholders at the addresses of such shareholders as shown on the books of the corporation at least thirty (30) days preceding the meeting.

Section 3. Quorum. At any meeting of the shareholders the holders of one-third of all of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these bylaws for an annual or special meeting, a majority in interest of the shareholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4. Organization. The chair of the board, or in his absence the vice-chair of the board, or the president, in the order named, shall call meetings of the shareholders to order, and shall act as chair of such meeting; *provided*, however, that the board of directors or executive

committee may appoint any shareholder to act as chair of any meeting in the absence of the chairman of the board. The secretary of the corporation shall act as secretary at all meetings of the shareholders; but in the absence of the secretary at any meeting of the shareholders the presiding officer may appoint any person to act as secretary of the meeting.

Section 5. Voting. At each meeting of the shareholders, every shareholder shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by such shareholder or by his duly authorized attorney, and delivered to the inspectors at the meeting; and he shall have one vote for each share of stock standing registered in his name at the date fixed by the board of directors pursuant to section 4 of Article V of these bylaws. The votes for directors, and, upon demand of any shareholder, or where required by law, the votes upon any question before the meeting, shall be by ballot. Not less than twenty (20) days before each meeting of the shareholders for electing directors, a full, true and complete list, in alphabetical order, of all of the shareholders entitled to vote at such election, showing the address of each shareholder, and indicating the number of shares held by each, shall be furnished and held open for inspection in such manner, as is required by law. Only the persons in whose names shares stand on the books of the corporation at the date fixed by the board of directors pursuant to section 4 of Article V of these bylaws, as evidenced in the manner provided by law, shall be entitled to vote in person or by proxy on the shares so standing in their names. Prior to any meeting, but subsequent to the date fixed by the board of directors pursuant to section 4 of Article V of these bylaws, any proxy may submit his powers of attorney to the secretary, or to the treasurer, for examination. The certificate of the secretary, or of the treasurer, as to the regularity of such powers of attorney, and as to the number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of quorum at such meeting and of organizing the same, and for all other purposes.

Section 6. Inspectors. At each meeting of the shareholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by three inspectors. Such inspectors shall be appointed by the board of directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve, shall be appointed in like manner.

Article II

Board of Directors

Section 1. Number and Term of Office. The business and the property of the corporation shall be managed and controlled by the board of directors. The directors of the corporation shall be elected annually by the shareholders and shall hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The number of directors shall be at least one (1) but no more than three (3). In case of any increase of the number of directors, the additional director or directors shall be elected by the board of directors or by the shareholders at an annual or special meeting.

Section 2. Vacancies. In case of any vacancy in the board of directors through death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected by a majority of the board of directors then in office, though less than a quorum, or by the shareholders at an annual or special meeting.

Section 3. Place of Meetings, etc. The board of directors may hold its meetings, and may have an office and keep the books of the corporation (except as otherwise may be provided for by law) in such place or places in the state of Delaware or outside of the state of Delaware, as the board from time to time may determine.

Section 4. Regular Meetings. Regular meetings of the board of directors shall be held on the day of the annual meeting of shareholders after the adjournment of such meeting, if not a legal holiday, and if a legal holiday, then on a date fixed by the board of directors. No notice shall be required for any such regular meeting of the board.

Section 5. Special Meetings. Special meetings of the board of directors shall be held whenever called by direction of the chair or vice-chair of the board, or the president, or one-third of the directors then in office. The secretary shall give notice of each special meeting by mailing the same at least two days before the meeting, or by telegraphing the same at least one day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 6. Quorum. One-third of the total number of directors shall constitute a quorum for the transaction of business; but if at any meeting of the board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.
The affirmative vote of at least one-third of all the directors then in office shall be necessary for the passage of any resolution.

Section 7. Order of Business. At meetings of the board of directors business shall be transacted in such order as, from time to time, the board may determine by resolution. At all meetings of the board of directors, the chair of the board, or in his absence the vice-chair of the board, or the president, in the order named, shall preside.

Section 8. Contracts. Inasmuch as the directors of this corporation are persons of diversified business interests, and are likely to be connected with other corporations with which from time to time this corporation must have business dealings, no contract or other transaction between this corporation and any other corporation shall be affected by the fact that directors of this corporation are interested in, or are directors or officers of, such other corporation, if, at the meeting of the board, or of the committee of this corporation, making, authorizing or confirming such contract or transaction, there shall be present a quorum of directors not so interested; and any director individually may be a party to, or may be interested in, any contract or transaction of this corporation, *provided* that such contract or transaction shall be approved or be ratified by the affirmative vote of at least one-third of the directors then in office not so interested. The board of directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders, or at any meeting of the shareholders called for the purpose

of considering any such act or contract; and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the shares of the corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of shareholders be there represented in person or by proxy) shall be valid and as binding upon the corporation and upon all the shareholders as though it had been approved or ratified by every shareholder of the corporation.

Section 9. Compensation of Directors. Each director of the corporation who is not a salaried officer or employee of the corporation, or of a subsidiary of the corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the board of directors or the executive committee or any other committee appointed by the board as the board may from time to time determine.

Section 10. Election of Officers and Executive Committee. At the first regular meeting of the board of directors in each year (at which a quorum shall be present) held next after the annual meeting, the board of directors shall proceed to the election of the principal officers of the corporation, and members of the executive committee to be elected by the board of directors, under the provisions of Article III and Article IV of these bylaws.

Article III

Executive Committee

Section 1. Number and Term of Office. The board of directors, by majority vote of the whole board of directors, shall elect from the directors an executive committee. The executive committee shall consist of such number of members, a majority of whom shall be directors who are not officers, as may be fixed from time to time by resolution of the board of directors. The officer-directors, by virtue of their offices, shall be members of the executive committee. Unless otherwise ordered by the board of directors, each elected member of the executive committee shall continue to be a member until the expiration of his term of office as a director.

Section 2. Powers and Duties. The executive committee, subject to any limitations prescribed by the board of directors, shall possess, and may exercise, during the intervals between the meetings of the board of directors, all the powers of the board of directors in the management of all the affairs of the corporation, including its purchases of property, and the execution of legal instruments with or without the corporate seal in such manner as said committee shall deem to be best for the interests of the corporation, in all cases in which specific directions shall not have been given by the board of directors.

Section 3. Presiding Officer; Vacancies. At all meetings of the executive committee the chair of the executive committee, who shall be designated by the board of directors from among the members of the committee, shall preside, and the board of directors shall designate a member of such committee to preside in the absence of the chair. The board of directors may also similarly elect from their number one or more alternate members of the executive committee to serve at the meetings of such committee in the absence of any regular member or members, and, in case more than one alternate is elected, shall designate at the time of election the priorities as between them. The board of directors, by majority vote of the whole board of directors, shall fill vacancies in the executive committee by election from the directors.

Section 4. Rules of Procedure; Quorum. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the board of directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration. The executive committee shall fix its own rules of procedure, and shall meet where and as provided by such rules, or by resolution of the board of directors, but in every case the presence of one-third of the total number of directors shall be necessary to constitute a quorum of the executive committee. In every case the affirmative vote of a majority of all of the members of the committee present at the meeting shall be necessary to its adoption of any resolution.

Article IV

Officers

Section 1. Officers. The principal officers of the corporation shall be a president, whom shall be a director, and one or more executive vice-presidents, one or more group vice-presidents, a general counsel, a treasurer, a secretary and a comptroller, who need not be directors. All such principal officers shall be elected by the board of directors. Each principal officer who shall be a member of the board of directors shall be considered an officer-director. The board of directors or any committee or officer designated by it may appoint such other officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be assigned to them by or with the authority of the board of directors. One person may hold two or more offices, except that the offices of president and secretary may not be held by the same person. In its discretion, the board of directors may leave unfilled any office except those of president, treasurer, secretary and comptroller. All officers, agents and employees shall be subject to removal at any time by the board of directors. All officers, agents and employees, other than officers elected by the board of directors, shall hold office at the discretion of the committee or of the officer appointing them. Each of the salaried officers of the corporation shall devote his or her entire time, skill and energy to the business of the corporation, unless the contrary is expressly consented to by the board of directors or the executive committee.

Section 2. Powers and Duties of the President. Subject to the board of directors and the executive committee, and to other provisions of the bylaws, the president shall have general charge of the business of the corporation relating to production, sales and general operation. The president shall keep the board of directors and the executive committee and the chairman of each fully informed and shall freely consult them concerning the business of the corporation in his charge. The president may sign and execute all authorized bonds, contracts, checks or other obligations in the name of the corporation, and with the treasurer or an assistant treasurer may sign all certificates of the capital shares of the corporation. The president shall do and perform such other duties as from time to time may be assigned to him by the chairman of the board of directors, the board itself or the executive committee.

Section 3. Executive Vice-Presidents. Each executive vice-president shall have such authority, and shall perform such duties, as may be assigned to her.

Section 4. Group Vice-Presidents. Each group vice-president shall have such authority, and shall perform such duties, as may be assigned to him or her.

Section 5. The General Counsel. The general counsel shall be the chief consulting officer of the corporation in all legal matters, and, subject to the chair of the board of directors, the board itself and the executive committee, shall have general control of all matters of legal import concerning the corporation.

Section 6. Powers and Duties of Treasurer. Subject to the officer designated by the board of directors, the treasurer shall have custody of all the funds and securities of the corporation which may have come into him hands; when necessary or proper he shall endorse, or cause to be endorsed, on behalf of the corporation, for collection, checks, notes and other obligations, and shall cause the deposit of same to the credit of the corporation in such bank or banks or depositary as the board of directors may designate or as the board of directors by resolution may authorize; shall sign all receipts and vouchers for payments made to the corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the corporation; provided, however, that the board of directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositaries shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign; unless otherwise provided by resolution of the board of directors, he shall sign with an officer-director all bills of exchange and promissory notes of the corporation; he may sign with the president or a vice-president all certificates of capital shares; whenever required by the board of directors, he shall render a statement of his cash account; he shall enter regularly, in books of the corporation to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the corporation; he shall, at all reasonable times, exhibit his books and accounts to any director of the corporation upon application at his office during business hours; and he shall perform all acts incident to the position of treasurer. The treasurer shall give a bond for the faithful discharge of his duties in such sum as the board of directors may require.

Section 7. Powers and Duties of Secretary. The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the shareholders, and also (unless otherwise directed by the board of directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation; he may sign with an officer-director or any other duly authorized person, in the name of the corporation, all contracts authorized by the board of directors or by the executive committee, and, when so ordered by the board of directors or the executive committee, he shall affix the seal of the corporation to such; he shall have charge of the certificate books, transfer books and share ledgers, and such other books and papers as the board of directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of secretary, subject to the control of the chairman of the board of directors, the board itself and the executive committee.

Section 8. Comptroller. Subject to the officer designated by the board of directors, the comptroller shall be in charge of the accounts of the corporation, and shall perform such duties as from time to time may be assigned to him.

Section 9. Voting upon Shares. Unless otherwise ordered by the board of directors or by the executive committee, any officer-director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the corporation to attend and to act and to vote at any meetings of shareholders of any corporation in which the corporation may hold shares, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such shares, and which, as the owner, the corporation might have possessed and exercised if present. The board of directors or the executive committee, by resolution, from time to time, may confer like powers upon any other person or persons.

Article V

Shares—Seal

Section 1. Certificates of Shares. The certificates for shares of the corporation shall be in such form, not inconsistent with the certificate of incorporation, as shall be prepared or be approved by the board of directors. No certificate shall be valid unless it is signed by the president or a vice-president, and either the treasurer or an assistant treasurer, or the secretary or an assistant secretary, but where such certificate is signed by a registrar other than the corporation or its employee the signatures of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary and, where authorized by resolution of the board of directors, any transfer agent may be facsimiles. In case any such president, vice-president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate shall cease to be such president, vice-president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the corporation before such certificate shall have been issued, such certificate may be issued by the corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon, were such president, vice-president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the corporation at the date of issue. All certificates shall be consecutively numbered. The name of the person owning the share represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books. All certificates surrendered to the corporation shall be cancelled, and no new certificate shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled, except in accordance with procedures established by the board of directors or where required by law.

Section 2. Transfer of Shares. Shares of the corporation shall be transferred only on the books of the corporation by the holder in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 3. Regulations. The board of directors, and the executive committee also, shall have power and authority to make all such rules and regulations as respectively they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the corporation. The board of directors or the executive committee may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all share certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The board of directors or the executive committee may at any time

terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

Section 4. Fixing Date for Determination of Shareholders' Rights. The board of directors is authorized from time to time to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as stated.

Section 5. Dividends. The board of directors may from time to time declare such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law.

Section 6. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of this corporation may be used whenever and as authorized by the board of directors or the executive committee.

Section 7. Corporate Seal. The board of directors shall provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the secretary. If and when so directed by the board of directors or by the executive committee, duplicates of the seal may be kept and be used by the treasurer or by any assistant secretary or assistant treasurer.

Article VI

Amendments

Section 1. The board of directors shall have power to adopt, amend and repeal the bylaws at any regular or special meeting of the board, *provided* that notice of intention to adopt, amend or repeal the bylaws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.